UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2010

Global Gate Property Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52330	20-3305472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2519 East Kentucky Ave. Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (303)_660-6964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

GLOBAL GATE PROPERTY CORP.

October 22, 2010

Item 8.01.	Other Events.

On October 22, 2010, we purchased 51% of the outstanding shares of common stock of Macoy Capital Partners, Inc., a Los Angeles-based real estate firm, pursuant to a Stock Purchase Agreement with Mitch Ohlbaum, its former sole shareholder.  Under the Stock Purchase Agreement, we purchased 510 shares of common stock of Macoy Capital Partners from Mr. Ohlbaum in consideration for $10,000 in cash and 33,333 shares of our common stock.  Macoy Capital Partners is licensed as a real estate broker by the California Department of Real Estate and the Nationwide Mortgage Licensing System (NMLS).  Its main focus is to broker residential and commercial loans to the general public.  Most of these loans are of a generic nature and are funded through normal channels, while others are arranged through various private sources depending on the requirements of the transaction.  Macoy Capital Partners also provides residential and commercial real estate brokerage services.

Mitch Ohlbaum is the brother of Gary S. Ohlbaum, our President and Chief Executive Officer.

The financial statements of Macoy Capital Partners, Inc. are not being filed with this current report as they do not meet the requisite significance levels, as defined under the SEC's Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL GATE PROPERTY CORP.

Date: October 25, 2010	By: /s/Gary S. Ohlbaum
Gary S. Ohlbaum
President, Chief Executive Officer and Chief Financial Officer